                                                                     EXHIBIT 4.1







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                                 DAMES & MOORE, INC.


                                         and


                         CHASEMELLON SHAREHOLDER SERVICES LLC

                                   as Rights Agent




                                   Rights Agreement

                              Dated as of March 28, 1997



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

                                   RIGHTS AGREEMENT

          Agreement, dated as of March 28, 1997, between Dames & Moore, Inc., a Delaware corporation (the "COMPANY"), and ChaseMellon Shareholder Services LLC, a New Jersey limited liability company, as Rights Agent (the "RIGHTS AGENT").

                                       RECITALS

          The Board of Directors of the Company has authorized and declared a dividend of one right (a "RIGHT") for each Common Share (as defined in Section
1.6 hereof) of the Company outstanding at the close of business on March 28, 1997 (the "RECORD DATE") and has authorized the issuance of one Right (subject to adjustment as provided herein) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined in Sections 3.1 and 7.1 hereof), each Right initially representing the right to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock (the "PREFERRED SHARES") of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. CERTAIN DEFINITIONS. For purposes of this Rights Agreement, the following terms have the meanings indicated:

          1.1 "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be an "Acquiring Person" at any time for any purposes of this Agreement.


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

          1.2 "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, as in effect on the date of this Rights Agreement, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

          1.3 A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement);




               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Trigger Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Trigger Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3.1 or Section 22 hereof (the "ORIGINAL RIGHTS") or pursuant to Section 11.9 hereof in connection with an adjustment made with respect to any Original Rights, or (4) securities which such Person or any of such Person's Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of his Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person's becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1.3(ii)(B) hereof) or disposing of any securities of the Company.

          1.4 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

          1.5 "CLOSE OF BUSINESS" on any given date shall mean 5:00 p.m., New York City time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          1.6 "COMMON SHARES" when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person, and which has issued and outstanding such capital stock, equity securities or equity interest.

          1.7 "CONTINUING DIRECTOR" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or an employee, director, representative, nominee or designee of any Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the time that any Person becomes an Acquiring Person or (ii) any Person (during such period in which such Person is a member of the Board) who, after the time that any Person becomes an Acquiring Person, becomes a member of the Board and who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or an employee, director, representative, nominee or designee of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

          1.8 "PERSON" shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unassociated association, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

          1.9 "SHARES ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person.

          1.10 "SUBSIDIARY" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, of record or beneficially, directly or indirectly, by such Person.

          1.11 A "TRIGGER EVENT" shall be deemed to have occurred upon any Person becoming an Acquiring Person. Notwithstanding the foregoing, a Trigger Event shall not be deemed to have


                                          3

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occurred if the event causing the 15% ownership threshold to be crossed is an acquisition of Common Shares made pursuant to a cash tender offer made pursuant to the rules and regulations under the Exchange Act and filed with the Securities and Exchange Commission on Schedule 14D-1 (or any successor form) for all outstanding Common Shares not beneficially owned by the Person making such offer (or by its Affiliates or Associates) so long as the Board of Directors of the Company determines, after receiving advice from one or more investment banking firms, that such offer is (i) at a price and on terms which are fair to stockholders (taking into account all factors which such members of the Board deem relevant, including without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (ii) otherwise in the best interests of the Company and its stockholders; PROVIDED, HOWEVER, that there must be Continuing Directors then in office and any such determination shall require the concurrence of a majority of such Continuing Directors.

          1.12 The following terms shall have the meanings defined for such terms in the Sections set forth below:

                           Term                             Section
                           ----                             -------
                      Act                                    9
                      Adjustment Shares                     11.1.2
                      Certification                         20.13
                      common stock equivalent               11.1.3
                      Company                               Recitals
                      current per share market price        11.4.1
                      Current Value                         11.1.3
                      Distribution Date                      3.1
                      equivalent preferred stock            11.2
                      Exchange Act                           1.2
                      Exchange Consideration                27.1
                      Final Expiration Date                  7.1
                      Nasdaq                                 9
                      Original Rights                        1.3
                      Purchase Price                         4
                      Record Date                           Recitals
                      Redemption Date                        7.1
                      Redemption Price                      23.1
                      Right                                 Recitals
                      Right Certificate                     3.1
                      Rights Agent                          Recitals
                      Section 11.1.3 Trigger Date           11.1.3
                      Security                              11.4.1
                      Preferred Shares                      Recitals
                      Spread                                11.1.3
                      Substitution Period                   11.1.3
                      Summary of Rights                     3.2
                      Trading Day                           11.4.1

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights


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

Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agent shall be as the Company shall determine. Contemporaneously with such appointment, if any, the Company shall notify the Rights Agent thereof.

         Section 3.  ISSUANCE OF RIGHT CERTIFICATES.

         3.1 RIGHTS EVIDENCED BY SHARE CERTIFICATES. Until the earlier of (i) the 10th day after the Shares Acquisition Date or (ii) the 10th day (or such later date as may be determined by action of at least a majority of Continuing Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such plan, in its capacity as an agent or trustee for any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares of the Company (the earlier of (i) and (ii) being herein referred to as the "DISTRIBUTION DATE," whether or not either such date occurs prior to the Record Date), (x) the Rights (unless earlier expired, redeemed, exchanged or terminated) will be evidenced (subject to the provisions of Section 3.2) by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Shares. The Company shall give the Rights Agent prompt written notice of the Distribution Date. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates for Rights, in substantially the form of Exhibit B hereto (a "RIGHT CERTIFICATE"), evidencing one Right (subject to adjustment as provided herein) for each Common Share so held. In the event that an adjustment in the number of Rights associated with each Common Share has been made pursuant to Section 11.15 hereof, at the time of distribution of the Right Certificates the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14.1 hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         3.2 SUMMARY OF RIGHTS. On the Record Date or as soon as practicable thereafter, the Company will send or cause to be sent a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form attached hereto as Exhibit C (the "SUMMARY OF RIGHTS"), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the close of business on the Record Date, until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof and the registered holders of the Common Shares shall also be registered holders of the associated Rights. Until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding at the close of business on the Record Date, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.


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         3.3  NEW CERTIFICATES AFTER RECORD DATE.  Certificates for Common
Shares which become outstanding (whether upon issuance out of authorized but unissued Common Shares, issuance out of treasury or transfer or exchange of outstanding Common Shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, shall be deemed also to be certificates for Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:

    This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Dames & Moore, Inc. and ChaseMellon Shareholder Services LLC, dated as of March 28, 1997, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Dames & Moore, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Dames & Moore, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS WHICH ARE HELD BY OR HAVE BEEN HELD BY ACQUIRING PERSONS OR ASSOCIATES OR AFFILIATES THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID.

With respect to such certificates containing the foregoing legend, until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates and the surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Preferred Shares, certification and assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the terms and conditions hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of one two-hundredths of a Preferred Share as shall be set forth therein at the price per one two-hundredth of a Preferred Share set forth therein (the "PURCHASE PRICE"), but the number of such one two-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, the Chief Executive Officer,


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President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office in New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 11.1.2 and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11.1.2 hereof or that have been exchanged pursuant to Section 27 hereof) may be transferred, split up or combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one two-hundredths of a Preferred Share (or, following a Trigger Event, Common Shares, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up or combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly completed, the Right Certificate or Right Certificates to be transferred, split up or combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up or combination or exchange of such Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or


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

destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

         7.1 EXERCISE OF RIGHTS. Subject to Section 11.1.3 hereof and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one two-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on March 28, 2007 (the "FINAL EXPIRATION DATE"), (ii) the time at which the Rights are redeemed as provided in
Section 23 hereof (the "REDEMPTION DATE"), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1.3(ii)(A)(4) hereof, at which time the Rights are deemed terminated, or (iv) the time at which the Rights are exchanged as provided in Section 27 hereof.

         7.2 PURCHASE PRICE. The Purchase Price for each one two-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $65.00, shall be subject to adjustment from time to time as provided in Sections 11, 13 and 26 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7.3 hereof.

         7.3 PAYMENT PROCEDURES. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with
Section 9 hereof, by certified or cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one two-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11.1.3 hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

         7.4 PARTIAL EXERCISE. In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         7.5 FULL INFORMATION CONCERNING OWNERSHIP. Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been duly completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9.  RESERVATION AND AVAILABILITY OF CAPITAL STOCK.  The
Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Trigger Event, out of its authorized and unissued Common Shares or other securities or out of its shares held in its treasury) the number of Preferred Shares (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

         So long as the Preferred Shares (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange or traded in the over-the-counter market and quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or so traded in such over-the-counter market, upon official notice of issuance upon such exercise.

         The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of an event described in Section 11.1.2(A) or (B) hereof on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11.1.3 hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "ACT"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form,
(ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states or other applicable law in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained. Unless the Company notifies it to the contrary, the Rights Agent may assume that any Right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Trigger Event, Common Shares and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

         The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Preferred Shares (or Common Shares and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. PREFERRED SHARES RECORD DATE. Each person in whose name any certificate for Preferred Shares (or Common Shares and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         11.1  POST EXECUTION EVENTS.

         11.1.1 CORPORATE DIVIDENDS, RECLASSIFICATIONS, ETC. In the event the Company shall at any time after the date of this Rights Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both Section 11.1.1 and
Section 11.1.2 hereof, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, the adjustment required pursuant to, Section 11.1.2 hereof.

         11.1.2  ACQUIRING PERSON EVENTS; TRIGGER EVENTS.  Subject to Sections
23.1 and 27 of this Rights Agreement, in the event that

              (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Rights Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and not be changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property, or

              (B)  a Trigger Event occurs,

then, from and after the first occurrence of such event, each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one two-hundredths of a Preferred Share for which a Right is then exercisable (without giving effect to this Section 11.1.2), in accordance with the terms of this Rights Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one two-hundredths of a Preferred Share for which a Right is then exercisable (without giving effect to this Section 11.1.2) and (y) dividing that product by 50% of the current per share market price of the Common Shares (determined pursuant to Section 11.4 hereof) on the first of the date of the occurrence of, or the date of the first public announcement of, one of the events listed above in this Section 11.1.2 (the "ADJUSTMENT SHARES"); PROVIDED, HOWEVER, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11.1.2; PROVIDED, FURTHER, that the Purchase Price and the number of Adjustment Shares shall thereafter be subject to further adjustment pursuant to Section 11.1.1 hereof. Notwithstanding the foregoing, upon the occurrence of either of the events listed above in this Section 11.1.2, any Rights that are or were acquired or beneficially owned by (1) an Acquiring Person or any Associate or Affiliate thereof, (2) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (3) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 11.1.2, shall become void, and any holder (whether or not such holder is an Acquiring Person or an Associate or Affiliate of an Acquiring Person) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement or otherwise. The Company shall not enter into any transaction of the type described in this Section 11.1.2 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. Any Right Certificate issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by: (1) an Acquiring Person or any Associate or Affiliate thereof, (2) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (3) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 11.1.2, and any Right Certificate issued pursuant to Section 6, 7.4 or 22 hereof or this Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend (PROVIDED, HOWEVER, that the Rights Agent shall not be responsible for affixing such legend unless it has actual knowledge as to the foregoing circumstances or the Company has notified the Rights Agent in writing thereof):

         THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE HELD OR HAVE BEEN HELD BY A PERSON WHO IS OR WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON OR A NOMINEE THEREOF. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY HAVE BECOME NULL AND VOID AS SPECIFIED IN SECTION 11.1.2 OF THE RIGHTS AGREEMENT.

         The Company shall use all reasonable efforts to insure that the provisions of this Section 11.1.2 are complied with, but the Company shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to any Acquiring Person or its Affiliates, Associates or transferees hereunder.

         11.1.3 INSUFFICIENT SHARES. In the event that upon the occurrence of one or more of the events listed in Section 11.1.2 above there shall not be sufficient Common Shares authorized but unissued, or held by the Company as treasury shares, to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights, PROVIDED, HOWEVER, that if the Company determines that it is unable to cause the authorization of a sufficient number of additional Common Shares, then, in the event the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE"), over (2) the Purchase Price (such excess, the "SPREAD") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price,
(3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Common Shares) (each such share of preferred stock constituting a "COMMON STOCK EQUIVALENT")),
(4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; PROVIDED, HOWEVER, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of one of the events listed in Section 11.1.2 above and (y) the date on which the Company's right of redemption pursuant to Section 23.1 hereof expires (the later of (x) and (y) being referred to herein as the "SECTION 11.1.3 TRIGGER DATE"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which in the aggregate are equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is unlikely that sufficient additional Common Shares could, within the 30 day period set forth above, be authorized for issuance upon exercise in full of the Rights, such 30 day period may be extended and re-extended to the extent necessary, but not more than 90 days following the
Section 11.1.3 Trigger Date in order that the Company may seek stockholder approval for the authorization of such additional shares (such period as may be extended, the "SUBSTITUTION PERIOD"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11.1.3, the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11.1.3, the value of a Common Share shall be the current per share market price (as determined pursuant to Section 11.4.1) on the Section 11.1.3 Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on such date.

         11.2 DILUTIVE RIGHTS OFFERING. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having the same rights, privileges and preferences as the Preferred Shares ("EQUIVALENT PREFERRED STOCK")) or securities convertible into Preferred Shares or equivalent preferred stock at a price per share of Preferred Shares or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Shares or equivalent preferred stock) less than the current per share market price of the Preferred Shares (as defined in Section 11.4.1) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current per share market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         11.3 DISTRIBUTIONS. In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, securities or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or a dividend payable in Preferred Shares (which dividend, for purposes of this Agreement, shall be subject to the provisions of Section 11.1.1(A) hereof)) or convertible securities, or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Shares (as defined in Section 11.4.1) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, securities or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such current per share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         11.4  CURRENT PER SHARE MARKET VALUE.

         11.4.1 GENERAL. For the purpose of any computation hereunder, the "CURRENT PER SHARE MARKET PRICE" of any security (a "SECURITY" for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during any period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current per share market price" shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company or, if at the time of such determination there is an Acquiring Person, by a majority of the Continuing Directors then in office, or if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         11.4.2 PREFERRED SHARES. Notwithstanding Section 11.4.1, for the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above in Section 11.4.1 (other than the last sentence thereof). If the current per share market price of the Preferred Shares cannot be determined in the manner described in Section 11.4.1, the "current per share market price" of the Preferred Shares shall be conclusively deemed to be an amount equal to 200 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the current per share market price of the Common Shares. If neither the Common Shares nor the Preferred Shares is publicly held or so listed or traded, "current per share market price" of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, or, if at the time of such determination there is an Acquiring

Person, by a majority of the Continuing Directors then in office, or if there are no Continuing Directors, by a nationally recognized investment banking firm selected by the Board of Directors of the Company, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For purposes of this Agreement, the "current per share market price" of one two-hundredth of a Preferred Share shall be equal to the "current per share market price" of one Preferred Share divided by 200.

         11.5 INSIGNIFICANT CHANGES. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price. Any adjustments which by reason of this Section
11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or the nearest ten-thousandth of a Common Share, as the case may be.

         11.6 SHARES OTHER THAN PREFERRED SHARES. If as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11.1 through 11.3, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.

         11.7 RIGHTS ISSUED SUBSEQUENT TO ADJUSTMENT. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one two-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         11.8 EFFECT OF ADJUSTMENTS. Unless the Company shall have exercised its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one two-hundredths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by (i) multiplying (x) the number of one two-hundredths of a Preferred Share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         11.9 ADJUSTMENT IN NUMBER OF RIGHTS. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one two-hundredths of a Preferred Share issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one two-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, it shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         11.10 RIGHT CERTIFICATES UNCHANGED. Irrespective of any adjustment or change in the Purchase Price or the number of one two-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one two-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

         11.11 PAR VALUE LIMITATIONS. Before taking any action that would cause an adjustment reducing the Purchase Price below one two-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

         11.12 DEFERRED ISSUANCE. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         11.13 REDUCTION IN PURCHASE PRICE. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any of the Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to hereinabove in this
Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

         11.14 COMPANY NOT TO DIMINISH BENEFITS OF RIGHTS. The Company covenants and agrees that after the Distribution Date it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         11.15 ADJUSTMENT OF RIGHTS ASSOCIATED WITH COMMON SHARES. Notwithstanding anything contained in this Agreement to the contrary, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Shares payable in Common Shares, (ii) effect a subdivision or consolidation of the outstanding Common Shares (by reclassification or otherwise than by the payment of dividends payable in Common Shares), or (iii) combine the outstanding Common Shares into a greater or lesser number of Common Shares, then in any such case, the number of Rights associated with each Common Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Common Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Common Share immediately prior to such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Common Shares outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

         Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and the new Purchase Price and/or other issuable security or other payment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

         Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

         13.1 GENERAL. In the event that, from and after the first occurrence of a Trigger Event, directly or indirectly, (A) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (C) the Company shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as provided in Section 11.1.2 hereof and as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one two-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12 hereof), in accordance with the terms of this Rights Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one two-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12 hereof) and (y) dividing that product by 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11.4.1) on the date of consummation of such consolidation, merger, sale or transfer; PROVIDED, that the price per Right so payable and the number of Common Shares of such Person so purchasable shall thereafter be adjusted in accordance with Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12 hereof by reason of such subsequent events covered thereby occurring in respect of such Person; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not enter into any transaction of the kind referred to in this Section 13 if (x) at the time of or immediately after such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such transaction, the shareholders of the Person with whom the Company consummated such transaction shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

         13.2 APPROVED ACQUISITIONS. Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person's Affiliates or Associates) which agreement has been approved by the Board of Directors of the Company prior to any Person becoming an Acquiring Person, this Rights Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1 hereof.

         13.3 Notwithstanding anything in this Rights Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (A) and (B) of Section 13.1 if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares which complies with the provisions of Section 1.11 hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer, and
(iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer.

Upon consummation of any such transaction contemplated by this Section 13.3, all Rights hereunder shall expire.

         13.4 The Company shall not consummate any such consolidation, merger, sale or transfer unless the Person with whom the Company consummates such transaction shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13.1 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in Section 13.1, the Person with whom the Company consummated such consolidation, merger, sale or transfer will

         (a) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1.3(ii)(A)(4) hereof, at which time the Rights are deemed terminated, or (iv) the time at which the Rights are exchanged as provided in Section 27 hereof; and

         (b) deliver to holders of the Rights historical financial statements for such Person and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

In the event that an event described in clauses (A), (B) or (C) of Section 13.1 shall occur at any time after the occurrence of an event described in Section 11.1.2(A) or (B) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13.1.

         Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         14.1 CASH IN LIEU OF FRACTIONAL RIGHTS. The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11.5 hereof, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

         14.2 CASH IN LIEU OF FRACTIONAL SHARES. The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one two-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one two-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one two-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; PROVIDED, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one two-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current per share market price of one Preferred Share. For purposes of this Section 14.2, the current per share market price of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11.4.2 hereof) for the Trading Day immediately prior to the date of such exercise.

         Following the occurrence of a Trigger Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current per share market price of one Common Share. For purposes of this Section 14.2, the current per share market price of a Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11.4.1 hereof) for the Trading Day immediately prior to the date of such exercise.

         14.3 WAIVER OF RIGHT TO RECEIVE FRACTIONAL RIGHTS OR SHARES. The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce this Rights Agreement, and may institute and maintain any suit, action or proceeding against the Company to enforce this Rights Agreement, or otherwise enforce or act in respect of his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person (including, without limitation, the Company) subject to this Rights Agreement.

         Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

              (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

              (b) as of and after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certifications completed;

              (c) subject to Section 6 and Section 7.5 hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

              (d) notwithstanding anything in this Rights Agreement to the contrary, the Company shall have no liability to any holder of a Right or other Person as a result of the Company's inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, HOWEVER, that the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed to in writing by the Company and the Rights Agent and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including, the costs and expenses of defending against any claim of liability in the premises.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         Section 19.  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         20.1 LEGAL COUNSEL. The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         20.2 CERTIFICATES AS TO FACTS OR MATTERS. Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of "current per share market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

         20.3 STANDARD OF CARE. The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

         20.4 RELIANCE ON RIGHTS AGREEMENT AND RIGHT CERTIFICATES. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         20.5 NO RESPONSIBILITY AS TO CERTAIN MATTERS. The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11.1.2) or any adjustment required under the provisions of Sections 3, 11, 13, 23 or 27 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preferred Shares will, when so issued, be validly authorized and issued, fully paid and nonassessable.

         20.6 FURTHER ASSURANCE BY COMPANY. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

         20.7 AUTHORIZED COMPANY OFFICERS. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Rights Agreement, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for these instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken or omitted. The Rights Agent shall not be liable to the Company for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three business days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking of any such action (or the effective date in the case of omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         20.8 FREEDOM TO TRADE IN COMPANY SECURITIES. The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         20.9 RELIANCE ON ATTORNEYS AND AGENTS. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, PROVIDED that reasonable care was exercised in the selection and continued employment thereof.

         20.10 RIGHTS HOLDERS LIST. At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and/or Preferred Shares, as applicable, by registered or certified mail. The Company shall promptly notify the holders of the Right Certificates by first-class mail of any such resignation. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and/or Preferred Shares, as applicable, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates or other documents or instruments of any kind then in its possession which were acquired by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder, and shall thereafter be discharged from all duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall act as Rights Agent until such a successor Rights Agent has been appointed, or any registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York) in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and/or Preferred Shares, as applicable, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption, exchange, termination or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon exercise, conversion or exchange of securities hereinafter issued by the Company, and
(b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) at the time of a determination by the Board of Directors to cause the Company to issue a Right Certificate under clause (b) above, there must be Continuing Directors then in office and any such determination shall require the approval of at least a majority of such Continuing Directors.

         Section 23.  REDEMPTION.

         23.1 RIGHT TO REDEEM. The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the 10th day following the Shares Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE") and the Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the "current per share market price," as defined in Section 11.4.1 hereof, of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. In the event that, pursuant to the last sentence of Section 1.1 hereof, the Board of Directors determines that a Person has become an Acquiring Person inadvertently, and such Person divests Common Shares in accordance with such sentence, then the Company's right of redemption hereunder shall be deemed to have not expired as a result of such inadvertent acquisition. Anything contained in this Rights Agreement to the contrary notwithstanding, the Rights shall not be exercisable following a transaction or event described in Section 11.1.2 hereof prior to the expiration of the Company's right of redemption hereunder.

         23.2 REDEMPTION PROCEDURES. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent, and the Company shall give, or cause the Rights Agent to give, notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
Section 23 or in Section 27 hereof, and other than in connection with the purchase, acquisition or redemption of Common Shares prior to the Distribution Date.

         Section 24. NOTICE OF CERTAIN EVENTS. In case the Company shall propose at any time after the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividends, or a stock dividend on, or a subdivision, combination or reclassification of the Common Shares), or (b) to offer to the holders of Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than pursuant to a merger or other acquisition agreement of the type described in
Section 1.3(ii)(A)(4) hereof), or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Shares and/or Common Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares and/or Common Shares, whichever shall be the earlier.

         In case any event set forth in Section 11.1.2 of this Rights Agreement shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11.1.2, and (ii) all references in this
Section 24 hereof to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

         Notwithstanding anything in this Rights Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Rights Agreement and no other notice need be given.

         Section 25. NOTICES. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                   Dames & Moore, Inc.
                   911 Wilshire Blvd., Suite 700
                   Los Angeles, CA  90017
                   Attention: Chief Financial Officer

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                   ChaseMellon Shareholder Services LLC
                   Attention: Sharon Knepper
                   400 S. Hope Street, 4th Flr.
                   Los Angeles, California  90071

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the last sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the last sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (ii) to shorten or lengthen any time period hereunder (which shortening or lengthening, after the time a Person becomes an Acquiring Person, shall be effective only if there are Continuing Directors and shall require the approval of at least a majority of such Continuing Directors) or (iii) so long as the interests of the holders of the Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person) are not adversely affected thereby, to make any other changes or provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date; PROVIDED, HOWEVER, that the right of the Board of Directors to extend the Distribution Date shall not require any amendment or supplement hereunder. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Without limiting the foregoing, at any time prior to such time as any Person becomes an Acquiring Person, the Company and the Rights Agent may amend this Agreement to lower the thresholds set forth in Sections 1.1 and 3.1 hereof to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

         Section 27.  EXCHANGE.

         27.1 EXCHANGE OF COMMON SHARES FOR RIGHTS. The Board of Directors of the Company may, at its option, at any time after the occurrence of a Trigger Event, exchange Common Shares for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11.1.2 hereof) by exchanging that number of Common Shares having an aggregate value equal to the Spread (with such value being based on the current per share market price (as determined pursuant to Section 11.4.1 hereof) on the date of the occurrence of a Trigger Event) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "EXCHANGE CONSIDERATION"). Notwithstanding the foregoing, (i) the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding and (ii) the Board shall not be empowered to effect an exchange for more than that number of Rights for which there are sufficient Common Shares authorized but unissued, or held by the Company as treasury shares, to permit the exchange for Rights.

         27.2 EXCHANGE PROCEDURES. Immediately upon the action of the Board of Directors of the Company ordering the exchange for any Rights pursuant to
Section 27.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Consideration. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected PRO RATA based on the number of Rights (other than the Rights which have become void pursuant to the provisions of Section 11.1.2 hereof) held by each holder of Rights.

         27.3 NO FRACTIONAL SHARES UPON EXCHANGE. The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates, with regard to which such fractional Common Shares would otherwise be issuable, in an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this Section 27.3, the current market value of a whole Common Share shall be the current per share market price (as determined pursuant to Section 11.4.1) for the Trading Day immediately prior to the date of exchange pursuant to this Section 27.

         Section 28. SUCCESSORS. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29.  DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS,
ETC. For all purposes of this Rights Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

         Section 30.  BENEFITS OF THIS RIGHTS AGREEMENT.  Nothing in this
Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in this Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Rights Agreement would adversely affect the purpose or effect of this Rights Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

         Section 32. GOVERNING LAW. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 33. COUNTERPARTS. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. DESCRIPTIVE HEADING. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                              [Signature Page to Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                         DAMES & MOORE, INC.



                         By
                            ------------------------------
                            Mark Snell
                            Executive Vice President and
                            Chief Financial Officer





                         CHASEMELLON SHAREHOLDER SERVICES LLC



                         By
                            ------------------------------
                            Derek Lenington
                            Vice President

                                                                       EXHIBIT A


                                         FORM

                                          of

                             CERTIFICATE OF DESIGNATIONS

                                          of

                    SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                          of

                                 DAMES & MOORE, INC.

                           (Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware)

                          ----------------------------------


     Dames & Moore, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "CORPORATION"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on March 14, 1997.

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

     Series A Junior Participating Preferred Stock:

     Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares constituting the Series A Preferred Stock shall be 135,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

     Section 2.  DIVIDENDS AND DISTRIBUTIONS.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "COMMON STOCK"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or
     (b) subject to the provision for adjustment hereinafter set forth, 200 times the aggregate per share amount of all cash dividends, and 200 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date on which the Preferred Stock Purchase Rights of the Corporation are declared by the Board of Directors (the "RIGHTS DECLARATION DATE") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated PRO RATA on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation which may from time to time be accorded such voting right shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Series A Preferred Stock, voting as a class, shall have the right to elect two (2) directors.

               (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall NOT be exercised unless the holders of ten percent (10%) in number of shares of Series A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Preferred Stock of such voting right. At any meeting at which the holders of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Preferred Stock.

               (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Series A Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
          (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Series A Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right
          (x) the directors so elected by the holders of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(iii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Series A Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Series A Preferred Stock as a class shall terminate, and
          (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this
          Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

          (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and other classes of stock of the Corporation, if applicable, as set forth herein) for taking any corporate action.

Section 4. CERTAIN RESTRICTIONS.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on, redeem on or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such on a parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
     (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Corporation's Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. (A) Upon any liquidation (voluntary, or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "LIQUIDATION PREFERENCE"). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "COMMON ADJUSTMENT") equal to the quotient obtained by dividing (i) the Liquidation Preference by
(ii) 200 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "ADJUSTMENT NUMBER"). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.


     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 200 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. RANKING. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 9. AMENDMENT. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     Section 10. FRACTIONAL SHARES. Series A Preferred Stock may be issued in fractions of a share which, shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Executive Vice President and attested by its Secretary this 28th day of March, 1997.



                                   -------------------------
                                   Mark Snell


Attest:



------------------------
Secretary

                                                                       EXHIBIT B

                             [Form of Right Certificate]

Certificate No. R-                                                        Rights
                                                                ----------


     NOT EXERCISABLE AFTER MARCH 28, 2007 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 1.3(ii)(A)(4) OF THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR ITS AFFILIATES OR ASSOCIATES, OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE HELD OR HAVE BEEN HELD BY A PERSON WHO IS OR WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A NOMINEE THEREOF. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY HAVE BECOME NULL AND VOID AS SPECIFIED IN SECTION 11.1.2 OF THE RIGHTS AGREEMENT.](1)


                                  Right Certificate

                                 Dames & Moore, Inc.

          This certifies that                     , or registered assigns, is
the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 28, 1997, as the same may be amended from time to time (the "Rights Agreement"), between Dames & Moore, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on March 28, 2007, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one two-hundredth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares") of the Company, at a purchase price of $65.00 per one two-hundredth of a share, subject to adjustment (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Right Certificate (and the number of one two-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the


----------------------


(1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

number and Purchase Price as of March 28, 1997 based on the Preferred Shares as constituted at such date.

          Upon the occurrence of certain events described in Section 11.1.2 of the Rights Agreement, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become void, and no holder hereof shall have any right to exercise such Rights under any provision of the Rights Agreement or otherwise from and after the occurrence of such event described in Section 11.1.2 of the Rights Agreement.

          Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Rights Agreement. As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal offices of the Company and the Rights Agent.

          This Right Certificate, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one two-hundredths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Board of Directors may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $0.01 per Right at any time prior to the earlier of (A) the close of business on the 10th day following the Shares Acquisition Date or (B) the Final Expiration Date, or (ii) exchange Common Shares for the Rights evidenced by this Certificate, in whole or in part, after the occurrence of a Trigger Event. In the event that, pursuant to the last sentence of Section 1.1 of the Rights Agreement, the Board of Directors determines that a Person has become an Acquiring Person inadvertently, and such Person divests Common Shares in accordance with such sentence, then the Company's right of redemption shall be deemed to have not expired as a result of such inadvertent acquisition. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors.

          No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby, (other than fractions which are integral multiples of one two-hundredth of a Preferred

Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          If any term, provision, covenant or restriction of the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding anything in the Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the Rights Agreement would adversely affect the purpose or effect of the Rights Agreement, the Company's right of redemption shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

          This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of March 28, 1997.

Attest:                                 DAMES & MOORE, INC.


By                                      By
   --------------------------------        -------------------------------
   Name:                                   Mark Snell
                                           Executive Vice President and
   Title:                                  Chief Financial Officer

Countersigned:

CHASEMELLON SHAREHOLDER SERVICES LLC


By:
   -------------------------------------
   Derek Lenington
   Vice President

                     [Form of Reverse Side of Right Certificate]

                                  FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder
                     desires to transfer the Right Certificate.)

FOR VALUE RECEIVED
                   ------------------------------
hereby sells, assigns and transfers unto
                                         ---------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            (Please print name and address
                                    of transferee)


this Right Certificate and the Rights evidenced thereby, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       ------------------



                                             ------------------------------
                                             Signature
Signature Guaranteed:

------------------------------------

   Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.

-------------------------------------------------------------------------------

The undersigned hereby certifies by checking the appropriate boxes that:


          (1)  the Rights evidenced by this Right Certificate    [  ] are [  ]
are not beneficially owned by an Acquiring Person or an Affiliate or an Associate (as such terms are defined in the Rights Agreement) thereof; and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
      --------------



                                        ------------------------------
                                             Signature

Signature Guaranteed:


--------------------------------------

   Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.


-------------------------------------------------------------------------------

                                        NOTICE

          The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate hereof and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                             FORM OF ELECTION TO PURCHASE

                         (To be executed if holder desires to
                exercise Rights represented by the Right Certificate.)

To: DAMES & MOORE, INC.

          The undersigned hereby irrevocably elects to exercise
__________________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


------------------------------------------------------------
               (Please print name and address)


------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


------------------------------------------------------------
               (Please print name and address)


------------------------------------------------------------

Dated:
      ----------------------

                                             ---------------------------
                                             Signature

Signature Guaranteed:


------------------------------------------------------------

          Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange on Midwest Stock Exchange.

The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof; and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
      ----------------

                                        ------------------
                                        Signature


Signature Guaranteed:


--------------------------------------

     Signatures must be guaranteed by an eligible institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934) which may include a commercial bank, trust company, savings association, credit union or a member firm of the New York Stock Exchange, American Stock Exchange, Pacific Stock Exchange or Midwest Stock Exchange.


--------------------------------------------------------------------------------


                                        NOTICE

          The signature in the foregoing Form of Assignment and Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate hereof and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                                                                      EXHIBIT C

            AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS WHICH ARE HELD BY
          OR HAVE BEEN HELD BY ACQUIRING PERSONS OR ASSOCIATES OR AFFILIATES
       THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID.

                            SUMMARY OF RIGHTS TO PURCHASE
                                   PREFERRED SHARES

          On March 14, 1997, the Board of Directors of Dames & Moore, Inc. (the "COMPANY") declared a dividend of one Right for each share of common stock, $0.01 par value (the "COMMON SHARES"), of the Company outstanding at the close of business on March 28, 1997 (the "RECORD DATE"). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one two-hundredth of a share of Series A Junior Participating Preferred Stock (the "PREFERRED SHARES") at a price of $65.00 per one two-hundredth of a Preferred Share, subject to adjustment (the "PURCHASE PRICE"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of March 28, 1997, as the same may be amended from time to time (the "RIGHTS AGREEMENT"), between the Company and ChaseMellon Shareholder Services LLC as Rights Agent (the "RIGHTS AGENT").

          Until the earlier to occur of (i) the 10th day following a public announcement that a person or group of affiliated or associated persons (an "ACQUIRING PERSON") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares or (ii) the 10th day following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "DISTRIBUTION DATE," whether or not either such date occurs prior to the Record Date), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

          Until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHT CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on March 28, 2007, subject to the Company's right to extend such date (the "FINAL EXPIRATION DATE"), unless earlier redeemed or exchanged by the Company or terminated.

          Each Preferred Share purchasable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 200 times the dividend, if any, declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 200 times the payment made per Common Share. Each Preferred Share will have 200 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 200 times the amount received per Common Share. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one two-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or
(iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

          In the event that a Person becomes an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Shares approved by the Board) or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the 15% stockholder (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the then current Purchase Price of the Right. With certain exceptions, in the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Shares are changed or exchanged (other than a merger which follows certain cash offers for all outstanding Common Shares approved by the Board or Directors) or (ii) more than 50% of the Company's assets or earning power is sold, proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

          At any time after a Person becomes an Acquiring Person (except pursuant to certain cash offers for all outstanding Common Shares approved by the Board of Directors) and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of Common Shares having an aggregate value equal to the Spread (the excess of the value of the Common Shares issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price) per Right (subject to adjustment).

          No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, a payment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.


          The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the "REDEMPTION PRICE") by the Board of Directors at any time prior to the earlier of (i) the 10th date following the public announcement that a Person has become an Acquiring Person or (ii) the Final Expiration Date. In the event that, pursuant to the last sentence of Section 1.1 of the Rights Agreement, the Board of Directors determines that a Person has become an Acquiring Person inadvertently, and such Person divests Common Shares in accordance with such sentence, then the Company's right of redemption shall be deemed to have not expired as a result of such inadvertent acquisition. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current per share market price at the time of the redemption) or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The term "CONTINUING DIRECTORS" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that any Person becomes an Acquiring Person, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

           Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period under the Rights Agreement (so long as, under certain circumstances, a majority of Continuing Directors approve such shortening or lengthening) or so long as the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected thereby, to make any other provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date.
The Company may at any time prior to such time as any Person becomes an Acquiring Person amend the Rights Agreement to lower the thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (other than the Company and certain of its affiliates) and (ii) 10%.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.